Exhibit 99.(h)(40)

October 19, 2012

Each of the Borrowers listed

on Appendix I hereto

One Madison Avenue

New York, NY 10010

Attention:  Cecilia Chau, Treasurer

RE:  Seventh Amendment to Credit Suisse Family of Funds Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to each of the investment companies registered under the Investment Company Act listed on Appendix I attached to the Loan Agreement referred to below (each, a “Borrower”), each acting on behalf of its respective Funds as specified from time to time on such Appendix I thereto (each such fund series, a “Fund”), a $20,000,000.00 committed, unsecured line of credit (the “Committed Line”) as described in a letter agreement dated June 10, 2009, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”).  The obligations of the Borrowers arising under the Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $20,000,000.00 dated June 8, 2011 (as amended, the “Note”).  Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to amend the Loan Agreement as set forth below.  Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of their respective Funds, and the Bank agree as follows:

I.                                        Amendments to Loan Documents

1.             The Borrower has requested, and the Bank has agreed, to the addition of the (i) Credit Suisse Commodity ACCESS Strategy Fund, a fund series of Credit Suisse Commodity Strategy Funds, (ii) Credit Suisse Strategic Income Fund and Credit Suisse Managed Futures Strategy Fund, each a series of Credit Suisse Opportunity Funds (each Fund in clause (i) and (ii), a “New Fund”), to the Committed Line.  Effective as of the date hereof, each New Fund is and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement, and shall be a party thereto, all as if such New Fund had been a “Fund” party to the original execution and delivery thereof; and all references in the Loan Agreement to the “Funds” (or any other relevant term used to describe the Funds thereunder) shall hereafter be deemed to include references to each New Fund.  The preamble to the Loan Agreement and each other applicable loan document, and any applicable provisions of the loan documents, shall hereafter be deemed to be modified to reflect the provisions of this paragraph.

2.             Credit Suisse Liquid Alternative Fund, a fund series of Credit Suisse Opportunity Funds, has changed its name to Credit Suisse Multialternative Strategy Fund.

3.             Credit Suisse Commodity Return Strategy Fund has changed its name to Credit Suisse Commodity Strategy Funds.

4.             For purposes of clarification, the Borrowers acknowledge and agree that reference to the “Credit Suisse Commodity Strategy Funds” in the Loan Agreement and the Note shall be deemed to refer to “Credit Suisse Commodity Strategy Funds, on behalf of it series, Credit Suisse Commodity Return Strategy Fund and Credit Suisse Commodity ACCESS Strategy Fund”.  By its signature hereto, Credit Suisse Commodity Strategy Funds, acting on behalf of each such Fund, hereby ratifies and confirms all Obligations of Credit Suisse Commodity Strategy Funds under the Loan Documents as Obligations of the Credit Suisse Commodity Strategy Funds, acting on behalf of each such Fund.

5.             Accordingly, the Appendix I to the Loan Agreement and Note are each hereby deleted in their entirety to reflect the foregoing paragraphs and the Appendix I attached hereto is substituted in each instance and shall be conclusive evidence therefor.

II.            Miscellaneous

1.             Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2.             Each of the Borrowers, for itself and on behalf of each of its respective Funds (including each New Fund), represents and warrants to the Bank as follows:  (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of such Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”):  (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust certificate or articles of incorporation or by-laws or other organizational documents of such Borrower or such Fund or any law, rule or regulation applicable to such Borrower or such Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or such Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower and such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

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3.             Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Loan Documents to be governed by the laws of the Commonwealth of Massachusetts.

4.             This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank.]

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Seventh Amendment Signature Page

If the foregoing is acceptable to you, please have an authorized officer of the Borrowers execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

		By:	/s/Paul J. Koobatian
Paul J. Koobatian, Vice President

Acknowledged and Accepted:

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:	/s/Cecilia Chau
Name: Cecilia Chau
Title: Treasurer

CREDIT SUISSE COMMODIT STRATEGY FUNDS (FORMERLY CREDIT SUISSE COMMODITY RETURN STRATEGY FUND), on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/Cecilia Chau
Name: Cecilia Chau
Title: Treasurer

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Cecilia Chau
Name: Cecilia Chau
Title: Treasurer

CREDIT SUISSE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Cecilia Chau
Name: Cecilia Chau
Title: Treasurer

Seventh Amendment Signature Page

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By:	Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

APPENDIX I

List of Borrowers and Funds

	Custodian	Specified Percentage

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.	SSB(1)	10%

CREDIT SUISSE COMMODITY STRATEGY FUNDS (FORMERLY CREDIT SUISSE COMMODITY RETURN STRATEGY FUND), on behalf of:
Credit Suisse Commodity Return Strategy Fund	SSB	20%
Credit Suisse Commodity ACCESS Strategy Fund	SSB	20%

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of:
Credit Suisse Floating Rate High Income Fund	SSB	20%
Credit Suisse Multialternative Strategy Fund (formerly Credit Suisse Liquid Alternative Fund)	SSB	25%
Credit Suisse Managed Futures Strategy Fund	SSB	20%
Credit Suisse Strategic Income Fund	SSB	20%

CREDIT SUISSE TRUST, on behalf of:
Commodity Return Strategy Portfolio	SSB	20%

(1)  State Street Bank and Trust Company as custodian